Exhibit 99.1

Hercules Technology Growth Capital Announces Merger Agreement Between InfoLogix and Stanley Black & Decker for Approximately $61.2 Million

~ InfoLogix debt to Hercules to be paid off upon merger completion ~

PALO ALTO, Calif.--(BUSINESS WIRE)--December 16, 2010--Hercules Technology Growth Capital, Inc. (NASDAQ:HTGC), the largest specialty finance company devoted principally to addressing the capital needs of venture capital and private equity-backed companies in the technology, clean technology, and life science industries at all stages of development, today announced that its portfolio company, InfoLogix, Inc. (OTCB: IFLG.PK), a leading provider of enterprise mobile solutions for the healthcare and commercial industries, entered into a definitive merger agreement with Stanley Black & Decker, Inc. (NYSE: SWK).

Pursuant to the merger agreement, a wholly-owned subsidiary of Stanley will merge with and into InfoLogix, with InfoLogix surviving the merger as a wholly-owned subsidiary of Stanley. Each outstanding share of InfoLogix common stock will be cancelled and converted automatically into the right to receive $4.75 in cash in a transaction valued at approximately $61.2 million prior to transaction fees, closing costs, and working capital adjustments, and includes the purchase or payoff of substantially all of the debt of InfoLogix.

In connection with the merger, and pursuant to a purchase and sale agreement between Stanley and Hercules and a wholly-owned subsidiary of Hercules, which together constitute InfoLogix’s majority stockholder and senior lender, Stanley is expected to purchase all of InfoLogix’s indebtedness owed to Hercules, pay cash for Hercules’ warrant to acquire shares of common stock of InfoLogix, and allow for the ability of Hercules to convert certain obligations currently outstanding into common stock. Pursuant to the merger, Hercules would plan to tender its shares in InfoLogix.

The board of directors of InfoLogix, acting upon the recommendation of a special committee consisting of independent members of the board of directors, has unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby. Shortly after execution of the merger agreement, Hercules and a wholly-owned subsidiary of Hercules, which together hold a substantial portion of the voting power of the outstanding shares of InfoLogix common stock, executed a written consent adopting and approving the transaction. No additional stockholder action is required.

The merger, which is subject to various closing conditions, including the filing with the Securities and Exchange Commission (SEC) of an Information Statement on Schedule 14C and the distribution of the Information Statement to all of InfoLogix’s stockholders, is expected to close early in the first quarter of 2011 although there can be no assurance that the transaction will close, or that it will close within the expected timeframe.

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance firm providing customized loans to public and private companies in the technology, clean technology, and life science industries, at all stages of development. Since its founding in 2003, Hercules has committed over $2.0 billion in flexible financing solutions to over 150 companies, enabling these companies to maximize their equity by leveraging these assets. Hercules’ strength comes from its deep understanding of credit and the industries it serves, allowing it to partner with venture capital and private equity companies for a less dilutive source of growth capital helping companies to bridge through their critical stages of growth. Hercules offers a full suite of growth capital products at all levels of the capital structure, ranging from $500,000 to $30 million, lines of credit to term loans. The company is headquartered in Palo Alto, CA and has additional offices in Massachusetts and Colorado. Providing capital to publicly-traded or privately-held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital. For more information, please visit www.htgc.com.

Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Forward-Looking Statements:

The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

CONTACT:
Hercules Technology Growth Capital, Inc.
Main, 650-289-3060 HT-HN
info@htgc.com
Sally Borg, 650-289-3066
sborg@htgc.com